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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 2, 2003 accompanying the consolidated financial statements included in the Annual Report of Peerless Mfg. Co. on Form 10-K for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Peerless Mfg. Co. on Form S-8 (File No. 333-17229, effective November 12, 1999 and File No. 333-76754, effective January 15, 2002).

                                              /s/ Grant Thornton, LLP
                                              -----------------------
                                              Grant Thornton, LLP

Dallas, Texas
September 2, 2003